[FRIEDMAN'S LOGO]

                 171 Crossroads Parkway   Savannah, Georgia 31422
                       PO Box 8025   Savannah, Georgia 31412
                         (912) 233-9333 (800) 545-9033



For Immediate Release


Contacts:
Sue Tremblay                                 Jane D'Arcy
Trion Communications                         Trion Communications
(401) 935-9414                               (617) 901-0201
stremblay@trioncom.com                       jdarcy@trioncom.com



             FRIEDMAN'S NAMES SAM CUSANO AS CHIEF EXECUTIVE OFFICER
                                       ---
         Retail Industry Veteran Brings 25 Years of Strategic Experience
                to One of the Country's Leading Jewelry Retailers
                                       ---
         Cusano to be Appointed to Serve on Company's Board of Directors

SAVANNAH, GA (June 22, 2004) - Friedman's Inc. (OTC non-BB: FRDM), the 'Value Leader' in fine jewelry retailing, today announced that Sam Cusano has been named Chief Executive Officer and will be appointed to the Company's Board of Directors. Mr. Cusano joins Friedman's after most recently serving as Chairman and Chief Executive Officer of Service Merchandise Company, Inc.

"I am very excited to be joining Friedman's, a company with a long and well-deserved tradition of offering high quality jewelry at market leading, value prices," said Cusano. "I look forward to working with our Board of Directors as well as our talented associates and our vendors, most of whom I know, to build on the company's already strong presence in the marketplace."

"Sam is a proven retail leader who has earned respect not only in the jewelry industry, but also in the financial and retail industries at large," said Allan Edwards, Executive Chairman of the Board of Directors of Friedman's. "Friedman's is fortunate to have someone of Sam's caliber and I'm sure our vendors and associates will join me in welcoming him to Friedman's."

Cusano brings over 25 years of high level retail experience to Friedman's, with more than 10 years of experience in the jewelry industry with Service Merchandise. In addition to serving as Chairman and CEO of Service Merchandise, Mr. Cusano has held senior financial executive positions with retailers Revco Drug Stores and G.C. Murphy Company.

                                     -more-

"Having worked in the jewelry industry for more than 10 years, I am very familiar with Friedman's and the unique market niche it has created in the industry," Cusano said. "I'm here because I see a tremendous opportunity to help Friedman's enhance its market position and build on a business model that can succeed for years to come."

Cusano noted that the company's strong niche in the jewelry market is the foundation on which he plans to build and that his leadership at Friedman's would be "customer and store focused." "We are all here to make certain that our stores serve our customers better than anyone else in the industry," said Cusano.

"The Board is confident that we have the right person to restore our company and preserve Friedman's rich tradition as a trusted value leader, while having the vision to realize the company's full potential," said Friedman's Chairman Allan Edwards. "With Sam's leadership, Friedman's will build upon its current success and continue to grow as a market leader."


About Friedman's
----------------

Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: www.friedmans.com.



Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to comply with the terms of its credit facility; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the ability of the company to achieve the cost savings and operational benefits projected from its planned store closings; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and Justice Department investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability there under and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.


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